EXHIBIT 99.1

Contacts:

Michael Earley                                         Al Palombo
Metropolitan Health Networks                           Cameron Associates
Chief Executive Officer                                Investor Relations
(561) 805-8500                                         (212) 245-8800 Ext. 209
mearley@metcare.com                                    al@cameronassoc.com


                METROPOLITAN HEALTH NETWORKS ANNOUNCES DEPARTURE
                              OF CFO DAVID GARTNER


WEST PALM BEACH, FL, AUGUST 18, 2006 - Metropolitan Health Networks, Inc. (AMEX:
MDF) (NYSE ARCA: MDF), a leading provider of healthcare services to Medicare beneficiaries in Florida, today announced that David Gartner intends to leave the Company on October 16, 2006 to pursue other business opportunities. Mr. Gartner presently serves as the Company's Chief Financial Officer. It is intended that Mr. Gartner will continue in his present position in the interim period, working closely with Chairman and CEO Michael Earley to ensure a smooth transition. The Company has engaged Korn/Ferry International to commence a CFO search, with the goal to identify a high-quality successor to Mr. Gartner to be based at its West Palm Beach, Florida headquarters. Mr. Gartner's departure is not related to any dispute with Metropolitan.

Mr. Gartner commented: "For personal reasons, I have decided to leave the Company to pursue other business opportunities. I am confident that Metropolitan Health Networks will do very well in the future, as it has a capable management team and is well positioned for continued growth. I wish our management team and employees all the best in the future."

Michael Earley, Chairman and CEO of Metropolitan Health Networks, stated: "On behalf of Metropolitan, I would like to thank David for his significant contributions to the Company. He has served the Company and its shareholders well. His efforts were crucial in managing the turnaround of the Company, and in building a strong financial organization for the successful launch of our own Medicare Advantage HMO. Personally, it has been a pleasure for me to work with David, and we all wish him the very best for his future endeavors."

The Company has filed a Form 8-K regarding the terms of a transition and severance agreement entered into with Mr. Gartner.

ABOUT METROPOLITAN HEALTH NETWORKS, INC.:

Metropolitan is a growing healthcare organization in Florida that provides comprehensive healthcare services for Medicare Advantage members and other patients in South and Central Florida. To learn more about Metropolitan Health Networks, Inc. please visit its website at www.metcare.com.

FORWARD LOOKING STATEMENTS:

Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as "may", "will", "to", "plan", "expect", "believe", "anticipate", "intend", "could", "would", "estimate", or "continue" or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.


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Investors and others are cautioned that a variety of factors,  including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) pricing pressures exerted on us by managed care organizations and the level of payments we receive under governmental programs or from other payors; (ii) future legislation and changes in governmental regulations; (iii) the impact of Medicare Risk Adjustments on payments we receive for our managed care operations; (iv) our ability to successfully recruit and retain medical professionals; (v) a loss of any of our significant contracts or our ability to increase the number of Medicare eligible patient lives we manage under these contracts; and (vi) our ability to successfully operate a healthcare management organization otherwise known as an HMO. The Company is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2005.











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